Exhibit 10.54

FORM OF NATIONSTAR MORTGAGE HOLDINGS INC.
AMENDED & RESTATED RESTRICTED STOCK UNIT AGREEMENT

Grantee:
Grant Date:
Number of Restricted Stock Units:
General Vesting Schedule: Ratably over 3 years from the Grant Date

1.Grant of Restricted Stock Units. Pursuant to, and subject to, the terms and conditions set forth herein and in the 2012 Incentive Compensation Plan (the “Plan”), Nationstar Mortgage Holdings Inc. (the “Company”) hereby grants to Grantee the number of restricted stock units (“Restricted Stock Units”) set forth above. The Company may elect to settle Restricted Stock Units granted herein in (i) shares of Common Stock, (ii) an amount in cash equal to the Fair Market Value of a share Common Stock on the date of vesting or (iii) a combination thereof.

2.Vesting. The Restricted Stock Units shall become vested as follows: 33.3% of the Restricted Stock Units shall vest on the first anniversary of the Grant Date; 33.3% of the Restricted Stock Units shall vest on the second anniversary of the Grant Date; and 33.4% of the Restricted Stock Units shall vest on the third anniversary of the Grant Date; provided that the Grantee remains continuously a member of the Board of Directors of the Company through the vesting date. Notwithstanding the foregoing, (i) in the event that the Grantee’s service as a member of the Board of Directors ends on account of the Grantee’s death or Disability at any time, all unvested Restricted Stock Units not previously forfeited shall immediately vest on such date service ends and (ii) in the event of a Change in Control, all unvested Restricted Stock Units not previously forfeited shall vest on such Change in Control. No fractional shares shall be issuable upon settlement, and the number of shares to be issued shall be rounded up to the nearest whole share.

For purposes of this Agreement, “Disability” shall mean (i) “Disability” as defined in such Grantee’s written contract of Employment or engagement, if any, as may be in effect at the time of the occurrence of any acts or omissions that may constitute “Disability”; or (ii), in the case of any Grantee who is not party to any such written contract or whose written contract does not contain a definition of “Disability,” a mental or physical condition which, with or without reasonable accommodations, renders a Grantee permanently unable or incompetent to carry out the responsibilities he or she held or tasks and duties to which he or she was assigned at the time the condition was incurred, with such determination to be made by the Committee on the basis of such medical and other competent evidence as the Committee in its sole discretion shall deem relevant.

Exhibit 10.54

3.Dividend Equivalents. The Grantee shall not be entitled to any Dividend Equivalents with respect to the Restricted Stock Units to reflect any dividends payable on shares of Common Stock.

4.Deferral Election. The Grantee may elect to defer the date the Restricted Stock Units and any associated dividend equivalents are converted into shares of Common Stock or cash, as applicable, and delivered to Grantee by completing and submitting to the Company a deferral election form as approved by the Committee no later than December 31 of the calendar year preceding the Grant Date. The election shall apply only to the Restricted Stock Units under this Agreement and a new election must be made for any future grants of Restricted Stock Units under the Plan. The Committee may, in its sole discretion, establish further rules and procedures for such deferral elections.

5.Forfeiture. Subject to the provisions of the Plan and Section 2 of this Agreement, Restricted Stock Units which have not become vested on the date the Grantee’s service as a member of the Board of Directors of the Company ends for any reason, shall immediately be forfeited on such date.

6.Section 409A of the Code. Notwithstanding any provision of this Agreement to the contrary, this Agreement is intended to provide for a grant of deferred compensation that is compliant with Section 409A of the Code and related regulations and United States Department of the Treasury pronouncements (“Section 409A”). Any ambiguous provisions will be construed in a manner that is compliant with or exempt from the application of Section 409A. If a provision of this Agreement would result in the imposition of an applicable tax under Section 409A, such provision may be reformed to avoid imposition of the applicable tax.

7.Incorporation of the Plan. All terms, conditions and restrictions of the Plan are incorporated herein and made part hereof as if stated herein. If there is any conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of this Agreement, as interpreted by the Board of Directors or the Committee shall govern. Unless otherwise indicated herein, all capitalized terms used herein shall have the meanings given to such terms in the Plan.

8.Integration. This Agreement and the Plan contain the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein and in the Plan. This Agreement and the Plan supersede all prior agreements and understandings between the parties with respect to its subject matter.

Exhibit 10.54

9.Grantee Acknowledgment. The Grantee hereby acknowledges receipt of a copy of the Plan. The Grantee hereby acknowledges that all decisions, determinations and interpretations of the Board, or a Committee thereof, in respect of the Plan, this Agreement and this Award of Restricted Stock Units shall be final and conclusive.

Exhibit 10.54

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its duly authorized officer and said Grantee has hereunto signed this Agreement on the Grantee’s own behalf, thereby representing that the Grantee has carefully read and understands this Agreement and the Plan as of the day and year first written above.

Acknowledged and Accepted:
___________________________
[Grantee]

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